UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 25, 2025

Avidia Bancorp, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-42775	33-4239888
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

42 Main Street, Hudson, Massachusetts		01749
(Address of Principal Executive Offices)		(Zip Code)

(800) 508-2265
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common stock, $0.01 par value per share	AVBC	The New York Stock Exchange
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 25, 2025, Avidia Bancorp, Inc. (the “Company”) appointed Michael O. Gilles to its Board of Directors, to serve in the class of Directors with terms expiring in 2028.  Avidia Bank, the Company’s bank subsidiary, also appointed Mr. Gilles to serve on its Board of Directors.  For further information, reference is made to the press release dated September 25, 2025, a copy of which is attached as an exhibit hereto and incorporated herein by reference.

There is no arrangement or understanding between Mr. Gilles and any other person pursuant to which he was selected as a Director.

Mr. Gilles has been appointed to serve on the Audit Committee of the Company’s Board of Directors.

There are no transaction since the beginning of the Company’s last fiscal year, or any currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Gilles had or will have a direct or indirect material interest.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits
Exhibit No. Description

99.1	Press Release dated September 25, 2025
104	Cover Page Interactive Data File (Embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avidia Bancorp, Inc.

Date: September 25, 2025	By:	/s/ Robert D. Cozzone
Robert D. Cozzone
President and Chief Executive Officer